 Ex. 99.28(g)(2)(xix)

Amendment to Master Custodian Agreement

This Amendment, effective as November 15, 2022, to the Master Custodian Agreement dated as of December 30, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), is by and among each management investment company (each a “Fund” and collectively, the “Funds”) and the Cayman Islands entity identified on Appendix A attached thereto, and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Whereas, the Custodian, the Funds, and the Cayman Islands entity (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Fund and the Cayman Islands entity.

Whereas, each Fund and the Cayman Islands entity segregates and separately manages certain of each respective Fund’s and the Cayman Islands entity’s portfolio of assets (each in an account).

Whereas, the Board of Trustees of JNL Series Trust has approved the JNL Multi-Manager U.S. Select Equity Fund as a new fund of JNL Series Trust, effective November 15, 2022, and the Parties have agreed to amend the Agreement, including its Appendix A, to add the JNL Multi-Manager U.S. Select Equity Fund as a Portfolio, effective November 15, 2022.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	Appendix A to the Agreement is hereby deleted and replaced, in its entirety, with Appendix A dated November 15, 2022, attached hereto.

2)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

Information Classification: Limited Access

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective November 15, 2022.

JNL Series Trust, and JNL Investors Series Trust, each on behalf of its Portfolios listed on Appendix A hereto JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A hereto

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Assistant Secretary

State Street Bank and Trust Company

By:	/s/ Suzanne M. Hinckley
Name:	Suzanne M. Hinckley
Title:	Senior Vice President

Information Classification: Limited Access

Appendix A

to

Master Custodian Agreement

(Updated as of November 15, 2022)

Fund: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/Baillie Gifford International Growth Fund
JNL/Baillie Gifford U.S. Equity Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund

Information Classification: Limited Access

A-1

Fund: JNL Series Trust, for the following Portfolios
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/Western Asset Global Multi-Sector Bond Fund
JNL/William Blair International Leaders Fund

Fund: JNL Investors Series Trust, for the following Portfolio
[Reserved]

Fund: PPM Funds, for the following Portfolios
PPM Core Plus Fixed Income Fund
PPM High Yield Core Fund

Cayman Islands Entity:

JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

Information Classification: Limited Access

A-2